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                                                                   Exhibit 10.80

                        PROFESSIONAL LIABILITY INSURANCE
                              QUOTA SHARE CONTRACT

                                     BETWEEN

                         PHILADELPHIA INSURANCE COMPANY
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                                     ("PIC")

                                       AND

                          CUMIS INSURANCE SOCIETY, INC.
                                    ("CUMIS")

                             EFFECTIVE: JULY 1, 2005

IN CONSIDERATION OF THE MUTUAL PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, PIC and CUMIS agree as follows:

ARTICLE I. DEFINITIONS

Unless the context clearly requires otherwise:

A. "Allocated Loss Expense" means costs and expenses incurred by PIC on its Net Retained Line and allocable to a specific claim or loss that are incurred by PIC in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds expense, including a pro rata share of salaries and expenses of PIC employees and expenses of PIC officers who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract, interest accrued after award or judgment and pre-judgment interest awarded against the insured, legal expenses and costs incurred by PIC in connection with coverage questions and legal actions connected therewith, and legal costs and expenses associated with Extra-Contractual Obligations and Loss in Excess of Certificate Limits.

B. "Certificate" or "Certificates" means a Professional Liability ("PL") Contract issued or renewed by PIC during the Term of this Contract evidencing PL coverage and sold under the General Agent Agreement ("GA Agreement") by and between CUNA Mutual Insurance Agency, Inc. ("CMIA") and PIC.

C. "Contract Year" means each separate twelve (12) month period from July 1, 2005 or any period of less than twelve (12) months subsequent thereto resulting from termination of this Contract.


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D.   "Extra-Contractual Obligations" means one hundred percent (100%) of any punitive, exemplary, compensatory or consequential damages for which PIC is liable, other than Loss in Excess of Certificate Limits as a result of a demand, claim or action by its insured, its insured's assignee or a third party claimant, on business covered hereunder. Such liabilities shall be those arising because of, but not limited to, the following: failure to settle within the policy limits, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trail of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action or failure to pay a claim. There will be no recovery hereunder where the extra contractual obligation has been incurred due to fraud committed by a member of the board of directors or a cooperate officer of PIC, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other cooperation, partnership, or organization involved in the defense or settlement of a claim on behalf of PIC. An Extra-Contractual Obligation shall be deemed to have occurred on the same date as the Loss covered or alleged to be covered under a Certificate. Nothing in this Article will be constructed to create a separate or distinct Loss apart from the original covered Loss. Indemnification by CUMIS for Extra Contractual Obligations will be considered primary and any Errors and Omissions policy purchased by PIC will be considered excess.

E. "Gross Net Premium" means direct premium written on Certificates less: (i) direct brokerage Commissions, (ii) refunds and returns (but not dividends) on Certificates and (iii) premiums paid or payable by PIC for all other facultative reinsurance coverage applicable to Certificates.

F. "Loss" means the amount of loss or liability paid by PIC to or on behalf of its insured to a claimant(s) under a Certificate. Only loss in excess of any collectable inuring other insurance or facultative reinsurance shall be included. Loss shall include losses incurred under a Certificate by reason of the inability to apply or collect any other coverage from any insurer or reinsurer that has become due whether that inability arises from insolvency or otherwise.

G. "Loss In Excess of Certificate Limits" means one hundred percent (100%) of any amount for which PIC is liable in excess of its Certificate limits, but otherwise within the terms of its Certificate as a result of a demand, claim or action by its insured or its insured's assignee or other third party to recover damages the insured is legally obligated to pay to a third party claimant. Payment by CUMIS for Loss in Excess of Certificate Limits will be considered primary and any Errors and Omissions policy purchased by PIC will be considered excess.

H. "Net Loss" means that amount of Loss, Allocated Loss Expense, Extra Contractual Obligations, and Loss in Excess of Certificate Limits that PIC has paid or is obligated to pay on its Net Retained Line. Net Loss shall not include any Loss excluded under Article III of this Contract.


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I.   "Net Retained Line" means that portion of any Net Loss that PIC has retained net for its own account under a Certificate after application of all facultative reinsurance and after deduction of all net salvage and subrogation recoveries actually made. All subrogation recoveries, or payments recovered or received subsequent to a Loss settlement under this Contract shall be applied as if recovered or received prior to payment or settlement, and all necessary adjustments shall be made by the parties to this Contract. Nothing in this definition, however, shall be construed to mean that Net Loss is not recoverable from CUMIS until the ultimate Net Loss of PIC has been absolutely ascertained.

ARTICLE II. COVERAGE

CUMIS shall be liable to and will indemnify PIC, for fifty percent (50%) of PIC's Net Loss on each Certificate.

ARTICLE III. EXCLUSIONS

A. The Exclusions of this Contract shall be identical with those of the Certificates.

B. Any Loss arising from Certificates issued or renewed with a coverage period inception date not during the Term of this Contract is not covered by this Contract.

Notwithstanding any other provisions of this Contract, CUMIS shall have no obligation or liability for any loss, expense, damage, fees, fine, penalty or other amount that arises from (i) the acts, errors, omissions, or conduct of PIC that arises or results from the general conduct or procedures ("procedures") of PIC contrary to or inconsistent with applicable statutes, regulations, insurance department bulletins and attorney general opinions applicable to the claims function and claims practices applied in general or as those procedures are or were applied to a specific claim or claims, (ii) the failure of PIC to obtain and follow the advice and approval of CUMIS provided under Article IX. or (iii)) fraudulent, criminal, negligent or tortuous acts of PIC except as provided under Extra-Contractual Obligations.

ARTICLE IV. PREMIUM

A. PREMIUM. PIC shall cede to CUMIS fifty percent (50%) of the Gross Net Premium arising from the Certificates including that developed by endorsement or audit on each Certificate less any premiums paid or payable for facultative reinsurance that inures to the benefit of this Contract.

B. PREMIUM ADJUSTMENT. If any alteration is made in the terms of any Certificate whereby the amount of the premium payable in respect thereof is affected, the premium shall be adjusted and any difference credited to or charged against CUMIS as the case may warrant. Upon cancellation of any Certificate, PIC and CUMIS shall be entitled to the proportionate return of premium.


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C.   CANCELLATION FEES. PIC and CUMIS will share equally in all cancellation of fees when permitted by law.

D. CEDING COMMISSION. CUMIS shall allow PIC in the monthly accounts a ceding commission of fifteen percent (15%) of Gross Net Premium arising from the Certificates including that developed by endorsement or audit on each certificate ceded to CUMIS on the Certificates under this Contract. On return and refund premiums, PIC shall return and refund commissions at the rate originally allowed thereon.

ARTICLE V. PAYMENT.

     The net balance due as reflected by the reports provided under Article VII and Article IX of this Contract shall be payable by PIC within forty-five
     (45) days of the end of the month or by CUMIS within forty-five (45) days after receipt of the reports under Article VII and Article IX, as applicable. A positive amount is a balance due CUMIS, a negative amount is a balance due PIC.

     All amounts due either PIC or CUMIS, whether by reason of premium, commission, Net Loss, or otherwise, under this Contract shall be subject to the right of recoupment and offset and upon the exercise of the same, only the net balance shall be due. All claims for such amounts whether or not fixed in amount at the time of the insolvency of any party to this Contract, arising from coverage placed in effect under this Contract prior to the insolvency of any party to this Contract shall be deemed pre-liquidation debts and subject to this Article.

     Interest shall accrue on any balance unpaid within the timeframes under this Article V at the rate of ten percent (10%) simple interest per annum calculated from the date payment is due.

ARTICLE VI. TERM AND TERMINATION

A. COMMENCEMENT. This Contract incepts 12:01 A.M. Standard Time, July 1, 2005 and shall terminate as of December 31, 2008 unless extended in writing by the Parties. Not withstanding the foregoing, this Contract is subject to termination as of the end of December each year upon at least ninety (90) days prior written notice by either party.

B. TERMINATION. Upon termination of this Contract, coverage under this Contract will remain in effect for all Certificates to which this Contract attached including those which are in-force on the termination date until their natural expiration. However, should any Certificate to which this Contract applies be extended, continued, or renewed due to regulatory, or other legal restrictions, this Contract shall automatically provide extended coverage until those Certificates expire or are actually terminated by PIC.

C. RUN-OFF. If coverage under this Contract shall expire while a Loss covered hereunder is in progress, subject to the other conditions of this Contract, CUMIS shall be responsible


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     for its proportionate share of the Loss as if the entire Loss had occurred during the time this Contract is in force provided the Loss covered hereunder is stated before the time of coverage expiration.

ARTICLE VII. PREMIUM AND CERTIFICATE REPORTS

A. PREMIUM REPORTS. PIC shall throughout the term of this Contract and thereafter, so long as either party hereto shall request until all liability on the Certificates has expired, report monthly as of the end of each month and, in addition, as of the end of each calendar year the following as the same pertain to activity on Certificates for and from inception through to the end of each applicable month, as specified in Appendix A.

B. CERTIFICATE REPORTS. Reports under this Article VII shall be submitted by PIC to CUMIS within forty-five (45) days of the end of each month for which the activity report is rendered and shall be substantially in the form as provided in Appendix A. In addition, PIC shall provide CUMIS with such additional reports and statistics with respect to the Certificates as reasonably requested by CUMIS.

ARTICLE VIII. CURRENCY AND TAXES

A. CURRENCY. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars. Amounts paid or received by PIC in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of PIC.

B. APPOINTMENT. In the event of PIC being involved in a Loss requiring payment in two currencies, the amount recoverable under this Contract shall be apportioned to the two currencies in the same proportion as the amount of Loss in each currency bears to the total amount of Loss paid by PIC. For the purposes of this Contract, where PIC should receive premium or pay Loss in currencies other than United States currency, those premiums and Loss shall be converted into United States Dollars at the actual rates of exchange at which these premiums and Losses are entered on PIC's books.

C. TAXES. In consideration of the terms under which this Contract is issued, PIC undertakes not to claim any deduction of the premium hereon when making Canadian Tax returns or when making tax returns, other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.

ARTICLE IX. CLAIMS REPORTS & LOSS SETTLEMENTS

A. CLAIM REPORTS. Reports under this Article IX shall be submitted by PIC to CUMIS within forty-five (45) days of the end of each month for which the activity report is requested and shall be substantially in the form as provided in Appendix A. In addition,


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     PIC shall provide CUMIS with such additional reports and statistics with respect to the Certificates as reasonably requested by CUMIS.

B. LOSS SETTLEMENT. All claims and Loss shall be investigated, adjusted, and settled by PIC or its designee which settlements, judgments or compromises of claims or Loss will be finally binding upon CUMIS without undue interference of CUMIS, provided that in the event of a possible claim decision outside of mutually agreed parameters reduced to writing by PIC and CUMIS, PIC shall first seek and obtain advice and approval of CUMIS before adjusting, settling, or denying the claim in whole or in part.

C. ORIGINAL CONDITIONS. CUMIS' liability to PIC, subject to the exclusions and the terms and conditions of this Contract, shall attach simultaneously with that of PIC and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers and the same modifications, alterations and cancellations as the respective insurances (or reinsurances) of PIC, the true intent of this Contract being that CUMIS shall, in every case to which this Contract applies, follow the settlements and the fortunes of PIC with respect to the Certificates.

D. RIGHT TO ASSOCIATE. When so requested in writing, PIC shall afford CUMIS or its representatives an opportunity to be associated with PIC, at the expense of CUMIS, in the defense of any claim, suit or proceeding involving this reinsurance, and PIC and CUMIS shall cooperate in every respect in the defense of such claim, suit or proceeding.

E. ERRORS AND OMISSIONS. Inadvertent delays, errors or omissions made by PIC in connection with this Contract shall not relieve CUMIS from any liability which would have attached had such delay, error or omission not occurred, provided always that such delay, error or omission shall be rectified as soon as possible after discovery by PIC.

F. SUBROGATION AND RECOVERIES. All salvages, recoveries, payments and reversals or reductions of verdicts or judgments (net of the cost of obtaining such salvage, recovery, payment or reversal or reduction of a verdict or judgment) whether recovered, received or obtained prior or subsequent to a loss settlement under this Contract, including amounts recoverable under other reinsurance, shall be applied as if recovered, received or obtained prior to the aforesaid settlement and shall be deducted from the actual losses sustained to arrive at the amount of the Net Loss. Nothing in this Article shall be construed to mean losses are not recoverable until the Net Loss has been finally ascertained.

     CUMIS shall be subrogated, as respects any loss for which CUMIS shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to CUMIS, to all the rights of PIC against any person or other entity who may be legally responsible for damages as a result of said loss. Should PIC elect not to enforce such rights, CUMIS is hereby authorized and empowered to bring any appropriate action in the name of PIC or its policyholders, or otherwise to enforce such rights. CUMIS shall promptly remit to PIC the amount of any judgment awarded in such an action in excess of the amount of payment by, or the amount of liability to, CUMIS hereunder.


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ARTICLE X. INSOLVENCY OF PIC

E. REINSURANCE PAYABLE. In the event of the declared insolvency of PIC and the appointment of a liquidator, receiver, conservator or statutory successor, this reinsurance shall be payable immediately upon demand, with reasonable provision for verification, directly to PIC or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of PIC as a result of claims allowed against PIC by any court of competent jurisdiction or any liquidator, receiver, conservator, or statutory successor having authority to allow such claims without diminution because of the insolvency of PIC or because the liquidator, receiver, conservator or statutory successor of PIC has failed to pay all or a portion of any claim. Payments by CUMIS as above set forth shall be made directly to PIC or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance or except as provided by applicable law and regulation (such as subsection (a) of section 4118 of the New York Insurance laws) in the event of the insolvency of PIC.

F. NOTICE OF CLAIM. Every liquidator, receiver, conservator, statutory successor of PIC or guaranty fund or association shall give written notice to CUMIS of the pendency of a claim involving PIC indicating the Certificate, which claim would involve a possible liability on the part of CUMIS to PIC or to its liquidator, receiver, conservator or statutory successor, within a reasonable amount of time after the claim is filed in the conservation, liquidation, receivership or other proceeding.

G. INVESTIGATION. During the pendency of any claim, CUMIS may investigate the same and interpose, at its own expense, in the proceeding where that claim is to be adjudicated, any defense or defenses that it may deem available to its Certificate holder, or to any liquidator, receiver, conservator, statutory successor of PIC or guaranty fund or association.

H. EXPENSES. The expense thus incurred by CUMIS shall be chargeable, subject to the approval of the Court, against PIC as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to PIC as a result of the defense undertaken by CUMIS. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by PIC.

ARTICLE XI. LETTER OF CREDIT

A. ESTABLISHMENT. PIC and CUMIS mutually understand and agree that during the term of this Agreement CUMIS will establish a claims reserve by a letter of credit described below. CUMIS will apply for and secure delivery to PIC on or before October 31, 2005 of a clean, irrevocable, unconditional letter of credit in the amount of $500,000 (which letter of credit shall expressly permit partial draws to be made thereunder), dated no


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     earlier than October 20, 2005 issued by a bank approved by the NAIC
     Securities Valuation Office. The letter of credit will have an expiration date of the first anniversary of its issue date, and will be automatically extended for one year from its date of expiration or any future expiration date unless 60 days prior to any expiration date the issuing bank notifies PIC by registered mail that it elects not to consider the letter of credit extended for any additional period. The only condition of PIC being able to draw on the letter of credit is that PIC present to the issuing bank a certificate that PIC is entitled to draw on the letter of credit under the provisions of the Professional Liability Insurance Quota Share Contract among Philadelphia Insurance Company, Philadelphia Indemnity Insurance Company and CUMIS Insurance Society, Inc.

     PIC may draw on the letter of credit under the following circumstances: (a) PIC determines that a payment due to it by CUMIS under this Agreement is not timely made, including, without limitation, any payment to reimburse PIC for CUMIS' share of any loss reimbursed by this Agreement which has not otherwise been paid, and in such event PIC may draw upon the letter of credit the amount of such unpaid payment, or (b) a letter of credit meeting the terms set forth above with an expiration date at least one year beyond the expiration date of the existing letter of credit is not delivered to PIC at least 25 days prior to the expiration of the existing letter of credit. In the event of a draw pursuant to clause (b) of the immediately preceding sentence, the amount of the draw, which shall be the full undrawn amount of the letter of credit, shall serve as cash collateral for all of CUMIS' obligations under this Agreement. Such draw shall be held in an interest bearing account of PIC and interest thereon will accrue to the benefit of CUMIS.

     Any reference in this Article XI or in Article XIII.F to "letter of credit" shall include any additional letters of credit referred to in Article XIII.F.

B The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by PIC or the disposition of funds withdrawn.

ARTICLE XII. INSOLVENCY OF CUMIS

In the event of CUMIS's insolvency, bankruptcy, receivership, rehabilitation or liquidation, PIC may retain all or any portion of any amount then due or which may become due to CUMIS under this Agreement, and use such amounts for the purpose of paying any and all liability CUMIS incurred under this Agreement. When all such liability hereunder has been discharged, PIC will pay to CUMIS any balance of such amounts withheld as may remain.

ARTICLE XIII. SPECIAL TERMINATION.

PIC may terminate this Agreement at any time by giving 30 days prior written notice to CUMIS in the event that any one of the following circumstances has occurred since the inception date of this Agreement (or, in the case of a continuous Agreement, the immediately preceding anniversary date):


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     A.   A State Insurance Department has ordered CUMIS to cease accepting business; or

     B. CUMIS has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control its operations; or

     C. CUMIS policyholders' surplus has been reduced by 50% of the amount at which it stood at the inception of this Agreement (or, in the case of a continuous Agreement, the immediately preceding anniversary date); or

     D.   CUMIS's AM Best rating has been assigned or downgraded below "A-"; or

     E. CUMIS's Standard and Poor's rating has been assigned or downgraded below "BBB+".

     F. PIC does not have a currently effective unexpired letter of credit meeting the requirements of Article XI of this Agreement in the undrawn amount of $500,000; provided, however, that if at any time such undrawn amount is less than $500,000 as a result of a draw on a letter of credit supplied to PIC by CUMIS under Article XI of this Agreement, PIC may not exercise its rights under this clause F unless, within 20 days after such draw, CUMIS has not delivered to PIC a letter of credit meeting the requirements of Article XI in an amount equal to the amount of such draw.

In the event of such termination the liability of CUMIS will cease upon receipt of notice from PIC (except in respect of losses which may have occurred prior to such date of termination but for which settlement remains outstanding) and CUMIS will receive premium pro rata as to time of the full premium.

However, if losses have occurred between the inception date of this Agreement (or, in the case of a continuous Agreement, the anniversary date immediately preceding termination) and the date of termination which exceed pro rata as to time of the full premium, then CUMIS will receive premium equal to the losses or the full premium, whichever is less.

For the purpose of this Article "full premium" will mean the fully adjusted premium that would have been earned by CUMIS for the period of this Agreement had it not been terminated.

ARTICLE XIV. ARBITRATION

A. CONDITION PRECEDENT. As a condition precedent to any cause of action, any and all disputes between PIC and CUMIS arising out of, relating to, or concerning this Contract, whether sounding in contract or tort and whether arising during or after termination of this Contract, shall be submitted to the decision of a board of arbitration composed of two


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     arbitrators and an umpire ("Board") meeting at a site in Philadelphia,
     Pennsylvania. The arbitration shall be conducted under the Pennsylvania Arbitration Act or Federal Arbitration Act, as applicable, and shall proceed as set forth in the following paragraphs:

B. SUBMISSION TO ARBITRATION. A notice requesting arbitration, or any other notice made in connection therewith, shall be in writing and shall be sent certified or registered mail, return receipt requested to the affected parties. The notice requesting arbitration shall state in particulars all issues to be resolved in the view of the claimant, shall appoint the arbitrator selected by the claimant and shall set a tentative date of the hearing, which date shall be no sooner than ninety (90) days and no later than one hundred fifty (150) days from the date that the notice requesting arbitration is mailed. Within thirty (30) days of receipt of claimant's notice, the respondent shall notify claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

C. ARBITRATION BOARD MEMBERSHIP. Unless otherwise mutually agreed, the members of the Board shall be impartial and disinterested and shall be active or retired lawyers with at least ten years experience in insurance and reinsurance, or active or retired officers of property-casualty insurance companies, reinsurance companies, or Lloyds Underwriters. PIC and CUMIS as aforesaid shall each appoint an arbitrator and the two (2) arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within thirty (30) days after having received claimant's written request for arbitration, the claimant is authorized to and shall appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within thirty
     (30) days after notification of the appointment of the second arbitrator, within ten (10) days thereof, the two (2) arbitrators shall request ARIAS U.S. to assist in the appointment of an umpire for the arbitration with the qualifications set forth above in this Article. If enlisting the aid of ARIAS U.S. fails to result in the naming of an umpire, either party may apply to the court named below to appoint an umpire with the above required qualifications. The umpire shall promptly notify in writing all parties to the arbitration of his selection and of the scheduled date for the hearing. Upon resignation or death of any member of the Board, a replacement shall be appointed in the same fashion as the resigning or deceased member was appointed.

D. SUBMISSION OF BRIEFS. The claimant and respondent shall each submit initial briefs to the Board outlining the issues in dispute and the basis, authority and reasons for their respective positions within thirty (30) days of the date of notice of appointment of the umpire. The claimant and the respondent may submit reply briefs to the Board within ten (10) days after filing of the initial brief(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than ten (10) days prior to the date of commencement of the arbitration hearing. Reasonable responses shall be allowed at the arbitration hearing to new material contained in any amendments filed to the briefs but not previously responded to.

A. ARBITRATION HEARING AND AWARD. The Board shall make a decision and award with regard to this Contract, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the property and casualty insurance and


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     reinsurance business which decision and award shall be in writing and shall state the factual and legal basis for the decision and award. The decision and award shall be based upon a hearing in which evidence shall be allowed and which the formal rules of evidence shall not strictly apply but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the Board, either party may submit a post-hearing brief for consideration of the Board within twenty (20) days of the close of the hearing. The Board shall make its decision and award within thirty
     (30) days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. Every decision by the Board shall be a majority of the members of the Board and each decision and award by the majority of the member of the Board shall be final and binding upon all parties to the proceeding. Either party may apply to a federal district court of competent jurisdiction for an order confirming any decision and the award; a judgment of that Court shall thereupon be entered on any decision or award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought. The Board may award interest at a rate of ten (10%) percent simple interest per annum calculated from the date the Board determines that any amounts due the prevailing party should have been paid to the prevailing party.

B. ARBITRATION EXPENSE. Each party shall bear the expense of the one arbitrator appointed by it and shall jointly and equally bear with the other party the expense of any stenographer requested, and of the umpire. The remaining costs of the arbitration proceedings shall be finally allocated by the Board.

C. EVIDENCE. Subject to customary and recognized legal rules of privilege, each party participating in the arbitration shall have the obligation to produce those documents and as witnesses to the arbitration those of its employees as any participating party reasonably requests providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, pre-hearing discovery may be conducted as the umpire shall determine in his/her sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the Board. The umpire shall be the final judge of the procedures of the Board, the conduct of the arbitration, of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. To the extent permitted by law, the Board and the umpire shall have the authority to issue subpoenas and other orders to enforce their decisions.

D. EQUITABLE RELIEF. Nothing herein shall be construed to prevent any participating party from applying to a federal district court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the "status quo" of the parties participating in the arbitration pending the decision and award by the Board or to prevent any party from incurring irreparable harm or damage at any time prior to the decision and award of the Board. The Board shall also have the authority to issue interim decisions or awards in the


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

     interest of fairness, full disclosure and a prompt and orderly hearing and decision and award by the Board.

ARTICLE XV. ADMINISTRATION PROCEDURES

A. Inasmuch as insurance premiums ceded to CUMIS under this Contract shall be collected directly by an affiliate of CUMIS ("CMIA") pursuant to the General Agent Agreement with PIC, it shall be the obligation of CUMIS to cause CMIA to provide all necessary premium information to PIC in order that PIC can make the reports required by this Contract.

B. To the extent that CUMIS should receive any premium directly from CMIA, CUMIS shall remit the ceding commission allowed and due to PIC thereon in the time required under this Contract.

ARTICLE XVI. TERRORISM RECOVERY - TERRORISM RISK INSURANCE ACT OF 2002

A. As respects the Insured Losses of PIC for each Program year, to the extent PIC's total reinsurance recoverables for Insured Losses, when combined with the compensation PIC receives under the Act exceeds the aggregate amount of Insured Losses paid by PIC, less any other recoveries or reimbursements, (the "Excess Recovery"), a share of the Excess Recovery shall be allocated to PIC and CUMIS. PIC's share of the Excess Recovery shall be deemed to be an amount equal to the proportion that PIC's Insured Losses bear to PIC's total Insured Losses for each Program Year. CUMIS' share of the Excess Recovery shall be deemed to be an amount equal to the proportion that CUMIS' payment of Insured Losses under this Contract bears to PIC's total collected reinsurance recoverables for Insured Losses. PIC shall provide CUMIS with all necessary data respecting the transactions covered under this Article.

B. The method set forth herein for determining an Excess Recovery is intended to be consistent with the United States Treasury Department's construction and application of Section 103(g)(2) of the Act. To the extent it is inconsistent, it shall be amended to conform with such construction and application.

C. "Act" as used herein shall mean the Terrorism Risk Insurance Act of 2002 and any subsequent amendment thereof or any regulations promulgated thereunder. "PIC" shall have the same meaning as "Insurer" under the Act and "Insured Losses," and "Program Year" shall follow the definitions as provided in the Act.

ARTICLE XVII. OTHER TERMS AND CONDITIONS

A. UTMOST GOOD FAITH. This Contract is entered into with the expectation that it correctly, adequately and appropriately describes the intent and agreement of the parties. The principles of honorable engagement and utmost good faith, traditional to reinsurance, will be adhered to in the performance of this Contract, will govern the parties' rights and


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

     obligations under the Contract, and will be the fundamental basis for resolving any dispute that may arise between the parties.

B. WAIVER. The failure of PIC or CUMIS to insist on strict compliance with this Contract or to exercise any right or remedy shall not constitute a waiver of any rights contained in this Contract nor stop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising any remedy.

C. SEVERABILITY. If any provisions of this Contract should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Contract.

A. HEADINGS. The headings preceding the text of the Articles and paragraphs of this Contract are intended and inserted solely for the convenience of reference and shall not affect the meaning, interpretation, construction or effect of this Contract.

B. ASSIGNMENT. This Contract shall be binding upon and inure to the benefit of PIC and CUMIS and their respective successors and assigns provided, however, that this Contract may not be assigned by either party without the prior written consent of the other party which consent may be withheld by either party in its sole unfettered discretion.

C. GOVERNING LAW. This Contract shall be governed as to performance, administration, and interpretation by the laws of the Wisconsin, exclusive of its rules with respect to conflicts of law.

D. NEGOTIATED CONTRACT. This Contract has been negotiated by the parties and the fact that the initial and other drafts shall have been prepared by either party shall not give rise to any presumption for or against any part to this Contract or be used in any form in the construction or interpretation of this Contract or any of its provisions.

E. ENTIRE CONTRACT. This written contract and any agreed amendments made thereto, and the underwriting information provided for the formation of the Contract and in connection with the acceptance of risk, including letters of intent and/or other such clarification, if any, shall constitute the entire agreement between the parties with respect to the Certificates covered hereunder. Any change or modification of this Contract shall be null and void unless made by amendment to the Contract and signed by both parties.

F. AGENCY. As PIC consists of two insurers, the first named insurer shall be the agent of the other companies as to all matters pertaining to this Contract. Performance of the respective obligations of each party under this Contract shall be rendered solely to the other party; however, in the event of insolvency of PIC, the liability of the Reinsurers shall be modified to the extent set forth in Article X of this Contract.

G. TERRITORY. The territorial limits of this Contract shall be identical with those of the Certificates.

H. NOTICES. Wherever written notice is required under this Contract, it shall be in writing and either delivered personally or, sent by certified mail, return receipt requested to the addresses indicated below:

     1.   To PIC:

          PHILADELPHIA INSURANCE COMPANY
          PHILADELPHIA INDEMNITY INSURANCE COMPANY
          One Bala Plaza, Suite 100
          Bala Cynwyd, PA 19004
          Attn: Douglas Gaudet
          Fax: 866-685-7697

     2.   To CUMIS:

          CUMIS INSURANCE SOCIETY, INC.
          5910 Mineral Point Road
          Madison, WI 53705
          Attn: James W. Hunt
          Fax: 608-236-8516

I. PRIVACY AWARENESS. PIC and CUMIS are aware of and in compliance with their responsibilities and obligations under the Gramm-Leach-Bliley Act of 1999 (the "Act") and applicable Federal and state laws and regulations implementing the Act. PIC and CUMIS will only use non-public personal information as permitted by law.

J. CONFIDENTIALITY. The information, data statements, representations and other materials provided by either party to this Contract (hereinafter "Disclosing Party") to the other party (the "Receiving Party") arising from consideration and participation in this Contract whether contained in the reinsurance submission, this Contract, or in materials or discussions arising from or related to this Contract, may contain confidential or proprietary information as expressly indicated by the Disclosing Party in writing from time to time ("Confidential Information") to the Receiving Party.

     1. This Confidential Information is intended for the sole use of the parties to this Contract (and their retrocessionaires, respective auditors and legal counsel) as may be necessary in analyzing and/or accepting a participation in and/or executing their respective responsibilities under or related to this Contract.

     2. Disclosing or using Confidential Information disclosed under this Contract for any purpose beyond (i) the scope of this Contract, (ii) the reasonable extent necessary to perform rights and responsibilities expressly provided for under this Contract, (iii) the reasonable extent necessary to administer, report to and effect recoveries from a retrocessional reinsurer or (iv) persons with a need to know the information and who are obligated to maintain the confidentiality of the Confidential Information or who have agreed in writing to maintain the confidentiality of the Confidential Information is expressly forbidden without the prior written consent of the Disclosing Party.

     3. Copying, duplicating, disclosing, or using Confidential Information for any purpose beyond this expressed purpose is forbidden without the prior written consent of the Disclosing Party.

K. THIRD PARTY BENEFICIARY. Except as expressly provided for in Article X of this Contract, the provisions of this Contract are intended solely for the benefit of PIC and CUMIS. Nothing in this Contract shall in any manner create or be construed to create any obligations or to establish any rights against any party to this Contract in favor of any other persons not party to this Contract.

L. ACCESS TO RECORDS. CUMIS, so long as liability under the Certificates has not expired and for five years thereafter, and as frequently as CUMIS deems reasonably necessary, upon reasonable notice may visit, inspect, examine, audit, and verify, at the offices of PIC, any of the policies, Certificates, claim files, accounts, files, documents, books, reports, work papers, and other records belonging to or in the possession or control of PIC relating to the Certificates and to make copies thereof and extracts therefrom.

IN WITNESS WHEREOF, PIC and CUMIS have executed this Contract, by their duly-authorized representatives on the date indicated below.

PHILADELPHIA INSURANCE COMPANY


By: /s/ Christopher Maguire
    ---------------------------------
Title: Executive Vice President &       Date: 10/28/2005
       Chief Underwriting Officer


PHILADELPHIA INDEMNITY INSURANCE COMPANY


By: /s/ Christopher Maguire
    ---------------------------------
Title: Executive Vice President &       Date: 10/28/2005
       Chief Underwriting Officer


CUMIS INSURANCE SOCIETY, INC.


By: /s/ Mark Cis
    ---------------------------------
Title: Vice President & Chief P&C       Date: 10/31/2005
       Actuary


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

                                   Appendix A
                        Professional Liability Insurance
                             Reporting Requirements

MONTHLY PREMIUM REPORTS

     1.   Monthly Gross Net Premiums Written

     2.   Y-T-D Gross Net Premiums Written

     3.   Month End Gross Net Premiums Unearned

     4.   Monthly Gross Net Premiums Earned

     5.   Y-T-D Gross Net Premiums Earned

     6.   Monthly Gross Net Premiums Written Ceded

     7.   Y-T-D Gross Net Premiums Written Ceded

     8.   Month End Gross Net Premiums Unearned Ceded

     9.   Monthly Gross Net Premiums Earned Ceded

     10.  Y-T-D Gross Net Premiums Earned Ceded

     11.  Monthly Ceding Commissions Due Philadelphia

     12.  Y-T-D Ceding Commissions Due Philadelphia

MONTHLY CERTIFICATE REPORTS (for each policy written, changed and cancelled during the month)

Policy Number
State
Name of Insured
Effective Date
Expiration Date
Premium Written/Premium Change/Premium Cancellation

Note: This information should reconcile with the Monthly Summary report.

MONTHLY CLAIMS REPORTS (for each claim outstanding)

Claim Number
Policy Number
Name of Insured
Loss Date
Loss Payments made during the month
External LAE Payment made during the month
S/S Expense payments made during the month
S/S received during the month
Loss Reserves as of month end
External LAE reserves as of month end.


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